Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Heliogen, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Each Class of Securities to be Registered	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(11)
Equity	Heliogen, Inc. 2021 Equity Incentive Plan Common Stock, $0.0001 par value per share	Rule 457(c) and (h)	19,218,844(2)(3)	$6.10(8)	$117,234,949	0.0000927	$10,867.68
Equity	Heliogen, Inc. 2021 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Rule 457(c) and (h)	6,587,335(4)(5)	$6.10(9)	$40,182,744	0.0000927	$3,724.94
Equity	Heliogen, Inc. 2013 Stock Incentive Plan Common Stock, $0.0001 par value per share	Rule 457(c) and (h)	45,268,238(6)	$3.06(10)	$138,520,809	0.0000927	$12,840.88
	TOTAL:		71,074,417		$295,938,502		$27,433.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Common Stock”) which become issuable under the Heliogen, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), the Heliogen, Inc. 2013 Stock Incentive Plan (the “2013 Plan”), and under the Heliogen, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2021 Plan. To the extent that any awards outstanding under the 2021 Plan are forfeited, are cancelled, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of Common Stock under the 2021 Plan.

(3)	The number of shares reserved for issuance under the 2021 Plan was 11,884,163 as of December 30, 2021 and will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 4% of the common stock of all classes outstanding on December 31 of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(4)	Represents shares of Common Stock reserved for future issuances under the 2021 ESPP.

(5)	The number of shares reserved for issuance under the 2021 ESPP was 4,753,665 (the “Initial Share Reserve”) as of December 30, 2021 and will automatically increase January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1% of the common stock of all classes outstanding on December 31st of the preceding calendar year, and (ii) 9,507,330 shares of Common Stock (equal to two hundred percent (200%) of the Initial Share Reserve); provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(6)	Represents shares of Common Stock reserved for issuance pursuant to stock option and restricted stock unit awards outstanding under the 2013 Plan as of the date of this Registration Statement, which were assumed by the Registrant on December 30, 2021 pursuant to the Business Combination Agreement, dated as of July 6, 2021, by and among Athena Technology Acquisition Corp., HelioMax Merger Sub, Inc. and Heliogen, Inc.

(8)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on a per share price of $6.10, the average of the high ($6.40) and low ($5.80) price of the Common Stock on March 6, 2022, as reported on The New York Stock Exchange, which date is within five business days prior to the filing of this Registration Statement.

(9)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on a per share price of $6.10, the average of the high ($6.40) and low ($5.80) price of the Common Stock on March 6, 2022, as reported on The New York Stock Exchange, which date is within five business days prior to the filing of this Registration Statement.

(10)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.06 per share, the weighted-average exercise price of stock option awards outstanding under the 2013 Plan as of the date of this Registration Statement.

(11)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0000927.